SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934
                      (Amendment No.      )


Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                 STATE STREET BOSTON CORPORATION
        _________________________________________________
         (Name of Registrant as Specified in its Charter)


           ___________________________________________
            (Name of Person(s) Filing Proxy Statement,
                   if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          _______________________________________________________

     (2)  Aggregate number of securities which transaction
          applies:
          _______________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _______________________________________________________

     (4)  Proposed maximum aggregate value of transaction:
          _______________________________________________________

     (5)  Total fee paid:
          _______________________________________________________


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
          ______________________________________________________

     (2)  Form, Schedule or Registration Statement No.:
          ______________________________________________________

     (3)  Filing Party:
          ______________________________________________________

     (4)  Date Filed:
          ______________________________________________________


Notes:  The fee was wired to Mellon Bank account on 3/6/96.

              [M. CARTER'S STATE STREET LETTERHEAD]








                                   March 12, 1996






DEAR STOCKHOLDER:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of State Street Boston Corporation. The meeting will be held in the Enterprise Room at 225 Franklin Street, Boston, Massachusetts on Wednesday, April 17, 1996, at 10:00 a.m. Your Board of Directors and management look forward to greeting those stockholders able to attend.

     The notice of meeting and proxy statement which follow describe the business to be conducted at the meeting. You will be asked to elect six directors. THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE DIRECTORS NOMINATED.

     Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. To be sure that your vote will be received in time, please return the proxy at your earliest convenience.

     We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

                                   Sincerely,

                                   Marshall N. Carter

                   [STATE STREET LETTERHEAD]






NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of
     STATE STREET BOSTON CORPORATION:

     The 1996 Annual Meeting of Stockholders of State Street
Boston Corporation will be held on Wednesday, April 17, 1996, at
10:00 a.m., Eastern Time, at 225 Franklin Street, Fifth Floor,
Boston, Massachusetts, for the following purposes:

     1.     To elect six directors, each for a three-year term;
and

     2. To act upon such other business as may properly come before the meeting.

     Stockholders of record at the close of business on February
28, 1996 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE
ENVELOPE PROVIDED FOR YOUR USE.  FURNISHING THIS PROXY WILL NOT
AFFECT YOUR RIGHT TO REVOKE THIS PROXY OR TO VOTE IN PERSON
SHOULD YOU ATTEND THE MEETING.


                              By Order of the Board of Directors,


                                           John R. Towers
                                              Secretary



March 12, 1996
                STATE STREET BOSTON CORPORATION
        225 Franklin Street, Boston, Massachusetts 02110

                         PROXY STATEMENT

     This Proxy Statement, which is scheduled to be sent to stockholders beginning on March 12, 1996, is furnished in connection with the solicitation by the Board of Directors of State Street Boston Corporation (the "Corporation") of proxies for the 1996 Annual Meeting of Stockholders of the Corporation to be held on April 17, 1996 and at any adjournments thereof. The Board of Directors has fixed the close of business on February 28, 1996 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. On the record date 81,310,387 shares of Common Stock of the Corporation were outstanding and entitled to be voted at the meeting.

     All shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, proxies will be voted in accordance with the recommendations of the Board of Directors. Each share of Common Stock is entitled to one vote. Any proxy may be revoked at any time before it is voted by notifying the Secretary in writing, by executing a later dated proxy or by notifying the Secretary at the meeting and voting in person.

     The Corporation will bear the cost of soliciting proxies. The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Corporation and its principal subsidiary, State Street Bank and Trust Company (the "Bank"), without any additional remuneration and at minimal cost. The Board of Directors intends to request banks, brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to their principals and to obtain authorization for the execution of proxies. In addition, the Corporation has retained D.F. King and Co., Inc. to aid in the solicitation of proxies. The cost of such services is $9,000, plus expenses.

                      ELECTION OF DIRECTORS

     In accordance with Massachusetts law, the By-laws of the Corporation provide for the classification of the Board into three classes of directors as nearly equal in number as possible, each class serving a three-year term, with one class of directors to be elected at each annual meeting of stockholders for the term specified and to continue in office until their successors are elected and qualified. The exact number of directors is to be determined by vote of the Board of Directors. Pursuant to the By-laws, at a meeting on December 21, 1995, the Board of Directors fixed the number of directors at 17, effective with the 1996 Annual Meeting. There are currently 17 directors of the Corporation. Arthur L. Goldstein was elected a Class I director on June 20, 1995. Lois D. Juliber, a Class II director, resigned on November 1, 1995.

     It is intended that shares represented by proxies solicited by the Board of Directors will, unless contrary instructions are given, be voted for the election of the six nominees listed below as directors. Although the Board of Directors does not contemplate that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, such shares may be voted for substitute nominees, if any, as may be designated by the Board of Directors. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of the Corporation, principal occupation and other biographical material is shown below.


DIRECTORS TO BE ELECTED AT THE 1996 ANNUAL MEETING

Class III

TENLEY E. ALBRIGHT, M.D.                      Director since 1993

     Physician and surgeon. Dr. Albright's concentration in medicine and health sciences stems from her specialty of general surgery. Following 23 years in the private practice of general surgery, Dr. Albright, age 60, founded and became chairman of a clinical research laboratory. She is Chairman of Western Resources, Inc., a holding company of varied assets which plans to develop a research and development park and a senior care facility, since 1994. She is a member of the board of directors of The West Company and the Whitehead Institute for Biomedical Research, a member of the board of regents of the National Library of Medicine and a member of the corporation of Woods Hole Oceanographic Institution and New England Baptist Hospital. She graduated from Harvard Medical School after attending Radcliffe College and has received honorary degrees from Williams College, Hobart and William Smith Colleges, Russell Sage College, New England School of Law, Chatham College, State University of New York at Cortland and Springfield College. Dr. Albright won the Gold Medal in figure skating at the 1956 Olympics in Cortina, Italy.

MARSHALL N. CARTER                            Director since 1991

     Chairman and Chief Executive Officer of the Corporation. Prior to joining State Street in 1991, Mr. Carter, age 55, was with Chase Manhattan Bank for 15 years, the last three years as head of global securities services. He served as a Marine Corps officer in Vietnam for two years where he was awarded the Navy Cross and Purple Heart and had international affairs service as a White House Fellow. Mr. Carter is a member of the board of directors of Euroclear in Brussels, the co-chairman of the U.S. Working Group for the Group of Thirty and a director of the Federal Reserve Bank of Boston. Mr. Carter holds a degree in civil engineering from the U.S. Military Academy at West Point and masters degrees from the Naval Postgraduate School and George Washington University.

NADER F. DAREHSHORI                           Director since 1990

     Chairman of the Board, President and Chief Executive Officer of Houghton Mifflin Company, publisher. Mr. Darehshori, age 59, served as college division vice president and manager of Houghton Mifflin's midwestern sales region from 1984 until he was promoted to vice president and director of the college division in 1986. In 1987 he was elected senior vice president, college division. He was promoted to executive vice president and then to vice chairman in 1989. Mr. Darehshori has served as a director of Houghton Mifflin Company since 1989 and is chairman of its executive committee. He is a director of Commercial Union Corporation, the U.S. Chamber of Commerce and the Massachusetts Business Roundtable. He is a trustee of Wellesley College and the WGBH Foundation. He is a member of the national executive board of the National Conference of Christians and Jews and the Dana-Farber National Advisory Council for the Women's Cancers Program. Mr. Darehshori also serves on the boards of the Boston Public Library Foundation and the Boston Symphony Orchestra.



CHARLES F. KAYE                               Director since 1979

     President, Transportation Investments, Incorporated, a lessor and asset manager of intermodal transportation equipment.
Mr. Kaye, age 68, is a graduate of St. Thomas University and received a J.D. degree from Boston

College Law School. He was senior partner of the firm of Kaye, Sheldon and Barton and special counsel to the Massachusetts Institute of Technology before joining XTRA Corporation in 1967 as a director and general counsel. Mr. Kaye became vice chairman in 1970 and served as chairman, president and chief executive officer of XTRA from 1973 to 1990. Mr. Kaye is a trustee of Bentley College and Lawrence Academy, a member of the Visiting Committee of the Massachusetts General Hospital, chairman of the Alpha Omega Foundation and town moderator of Littleton, Massachusetts. He has been the recipient of the Association of American Railroads annual Intermodal Man of the Year Award and the Air Force Association Distinguished Service Award.

JOHN M. KUCHARSKI                             Director since 1991

     Chairman of the Board, President and Chief Executive Officer of EG&G, Inc., which provides scientific and technological products and services worldwide. Mr. Kucharski, age 60, joined EG&G in 1972 and was elected president and director in 1986. He is a director of Nashua Corporation, New England Electric System and Eagle Industry Co. Ltd. He serves on the boards of trustees of Marquette University and George Washington University. He is also a member of the president's council and the advisory council to the College of Engineering of Marquette University. Mr. Kucharski holds a B.S degree from Marquette University, a J.D. degree from George Washington University and is a member of the District of Columbia Bar Association.

BERNARD W. REZNICEK                           Director since 1991

     Dean, College of Business Administration, Creighton University, since July 1994. From 1987 to 1990, Mr. Reznicek, age 59, was president and chief operating officer of Boston Edison Company. In 1990, he became chief executive officer, and in 1992, he was elected chairman. Prior to joining Boston Edison, he was president and chief executive officer of Omaha Public Power District. Mr. Reznicek holds a B.S. degree from Creighton University and an M.B.A from the University of Nebraska. He serves on the boards of Boston Edison Company, California Energy Company, Guarantee Mutual Life Company, Stone & Webster Incorporated and the Omaha Chamber of Commerce and is a member of the Bentley College Center for Business Ethics Board of Advisors.


DIRECTORS SERVING UNTIL THE 1997 ANNUAL MEETING

Class I

I. MACALLISTER BOOTH                          Director since 1990

     Retired Chairman, President and Chief Executive Officer of Polaroid Corporation, a manufacturer of instant image recording products. Mr. Booth, age 64, joined Polaroid in 1958 as a supervisor in the Film Division. He is also a director of Western Digital Corporation, Jobs for Massachusetts and The Conference Board, chairman of Inroads National Board of Directors, a member of the board of trustees of Eye Research Institute and a corporator of Emerson Hospital of Concord, Massachusetts. He received B.S. and M.B.A. degrees from Cornell University.

JAMES I. CASH, JR.                            Director since 1991

     James E. Robison Professor of Business Administration at the Harvard University Graduate School of Business Administration. Mr. Cash, age 48, has been a faculty member of the Harvard Business School since 1976. He is a director of Cambridge Technology Partners, Inc., Knight-Ridder, Inc. and Tandy Corporation. He received a B.S. degree from Texas Christian University and M.S. and Ph.D. degrees in computer science and management information systems from Purdue University.


TRUMAN S. CASNER                              Director since 1990

     Partner in the law firm of Ropes & Gray. Mr. Casner, age 62, received a B.A. degree from Princeton University in 1955 and an LL.B from Harvard Law School in 1958. He served as law clerk to Chief Justice Wilkins of the Massachusetts Supreme Judicial Court and joined Ropes & Gray in 1959, becoming a partner in 1968. He is a trustee of the Museum of Science, Boston, chairman of the corporation and past president of Belmont Hill School and a member of the corporation of Woods Hole Oceanographic Institution. He is a member of the American Law Institute and a fellow of The American Bar Foundation.

ARTHUR L. GOLDSTEIN                           Director since 1995

     Chairman and Chief Executive Officer of Ionics, Incorporated, an international company involved in the purification and treatment of water. Mr. Goldstein, age 61, is a director of Cabot Corporation, Unitrode Corporation and J.F. White Contracting Company. He is a member of the visiting committees at Harvard Business School and Harvard School of Public Health. He is a trustee of the California Institute of Technology and the Massachusetts General Physician's Organization, Inc., an overseer of the Boston Museum of Science and is a director of Jobs for Massachusetts, Inc. and the Massachusetts High Technology Council. Mr. Goldstein received a B.S. degree in chemical engineering from Rensselaer Polytechnical Institute, a masters degree from the University of Delaware and an M.B.A from Harvard University.

DAVID B. PERINI                               Director since 1980

     Chairman and President of Perini Corporation, a construction and real estate development company. Mr. Perini, age 58, holds a B.S. degree from the College of the Holy Cross and received a J.D. degree from Boston College Law School in 1962. He joined Perini Corporation in 1962. He serves on the board of overseers of the Tufts University School of Medicine. He has received awards from the National Conference of Christians and Jews, the Italian American Charitable Society and received the 1994 Ralph Lowell Distinguished Citizen Award. Mr. Perini is a trustee of the College of the Holy Cross and St. John's Preparatory School.




DENNIS J. PICARD                              Director since 1991

     Chairman and Chief Executive Officer of Raytheon Company, a diversified, technology-based international company, since 1991. Mr. Picard, age 63, joined Raytheon in 1955 and held engineering and management assignments leading to his election as president and director in 1989. He is a member of the National Academy of Engineering and its Industry Advisory Board, a fellow of the American Institute of Aeronautics and Astronautics and a fellow of the Institute of Electrical and Electronic Engineers. Mr. Picard is a trustee of Northeastern University and Bentley College, a corporator of Emerson Hospital, a director of the Discovery Museums, the John F. Kennedy Library Foundation, Jobs for Massachusetts, a member of the National Business Roundtable, The Business Council, the Defense Policy Advisory Committee on Trade (DPACT), the President's Export Council, the advisory committee of the American Red Cross, the Armed Services YMCA of the United States and the Armed Forces Communications and Electronics Association. He is a member of the Algonquin Club of Boston and the Commercial Club of Boston. He is a graduate of Northeastern University and holds honorary doctorates from Northeastern University, Merrimack College and Bentley College.

DIRECTORS SERVING UNTIL THE 1998 ANNUAL MEETING

Class II

JOSEPH A. BAUTE                               Director since 1990

     Consultant to Markem Corporation, which provides systems and services to mark customer products, since June 1993. Mr. Baute, age 68, was for many years the chairman and chief executive officer of Markem Corporation. He joined Markem in 1954 and held engineering, sales and marketing positions until 1968 when he became vice president and chief operating officer for Markem-USA, Markem U.K. and Markem Europa. He was elected president and director of Markem Corporation in 1973, chief executive officer in 1977 and chairman in 1979. He is a director of Nashua Corporation, Houghton Mifflin Company, Dead River Company and Infosoft International. He is past director and chairman of the Federal Reserve Bank of Boston. Mr. Baute received B.A. and M.S. degrees from Dartmouth College.

CHARLES R. LAMANTIA                           Director since 1993

     President and Chief Executive Officer of Arthur D. Little, Inc., which provides management, technology and environmental consulting services. Dr. LaMantia, age 56, was president and chief operating officer of Arthur D. Little, Inc. from 1986 to 1988. Prior to rejoining Arthur D. Little in 1986, he was president of Koch Process Systems, Inc. From 1977 to 1981, Dr. LaMantia was vice president in charge of Arthur D. Little's services to the chemical, metals and energy industries, having assumed that position after 10 years on the firm's consulting staff. He is a member of The Conference Board and the Massachusetts Business Roundtable and an overseer of WGBH and the Boston Museum of Science. Dr. LaMantia received B.A., B.S., M.S. and Sc.D. degrees from Columbia University and attended the Advanced Management Program at Harvard Business School.



ALFRED POE                                    Director since 1994

     President of Meal Enhancement Group and Corporate Vice President of Campbell Soup Company, a food manufacturing company. Mr. Poe, age 47, joined Campbell Soup Company in 1991. From 1982 to 1991, Mr. Poe was with Mars, Inc. and held various sales and marketing assignments in the United States and the United Kingdom. He is a member of the board of directors of LEAD (Leadership, Education and Development) Program for minority students. Mr. Poe holds a B.S. degree from Polytechnic Institute of Brooklyn and an M.B.A. from the Harvard Graduate School of Business.

DAVID A. SPINA                                Director since 1989

     President and Chief Operating Officer of the Corporation since December 21, 1995. Mr. Spina, age 53, joined State Street in 1969 as a credit analyst. He was elected Executive Vice President in 1982 and Vice Chairman in 1992. Mr. Spina held the positions of Chief Financial Officer and Treasurer from 1977 to 1992. Mr. Spina is head of the custody unit, which includes all of State Street's custody, recordkeeping and related services for institutional investors, including marketing, customer service, operations and the Corporation's systems and technology groups. He is chairman of Massachusetts Housing Investment Corporation, a member of the board of directors of the Massachusetts Bankers Association, a member of the executive committee of the Massachusetts Taxpayers Foundation, Inc., a director of the Metropolitan Boston Housing Partnership, Inc., chairman of the board of trustees of the Dana Hall School, and a member of the Boston Coordinating Committee and the Banker's Roundtable. Mr. Spina holds a B.S. degree from the College of the Holy Cross and an M.B.A. from Harvard University. He was an officer in the United States Navy from 1964 to 1969, serving a combat tour of duty in Vietnam.


ROBERT E. WEISSMAN                            Director since 1989

     Chairman & Chief Executive Officer and Director of The Dun & Bradstreet Corporation, provider of information services. Mr. Weissman, age 55, joined Dun & Bradstreet in 1979. He became Chairman on April 1, 1995 and Chief Executive Officer on January 1, 1994. He is a member of the Institute of Management Accountants, the Society of Manufacturing Engineers, the Institute of Electrical and Electronic Engineers, The Business Roundtable, the Committee for Economic Development and The U.S.-Japan Business Council and is a trustee of Babson College. Mr. Weissman received a degree in Business Administration from Babson College in 1964.


GENERAL INFORMATION

     The Board of Directors has the overall responsibility for the conduct of the business of the Corporation. Of the present 17 directors, 15 are outside directors and 2 are executive officers of the Corporation. The Board of Directors held 6 meetings during 1995 and each of the directors attended 75% or more of the total of all meetings of the Board and of the committees of the Board on which each director served during the year. Each member of the Board of the Corporation is also a member of the Board of Directors of the Bank, except Mr. Poe, Mr. Reznicek and Mr. Weissman. The Board of Directors of the Bank held 12 meetings during 1995. Each member of the Executive Committee and the Examining and Audit Committee of the Corporation is also a member of the corresponding committee of the Bank, and members customarily hold joint meetings of both committees.

     The Board of Directors has the following committees to assist it in carrying out its responsibilities:

     The EXECUTIVE COMMITTEE reviews and approves policies for the extension of credit, investment of the Corporation's assets and financial management; monitors activities under these policies and reports to the Board, and acts on behalf of the Board on recurring matters and between meetings under specific delegations. Its members are Charles F. Kaye, Chair, Joseph A. Baute, Marshall N. Carter, Truman S. Casner and David A. Spina. During 1995, the Committee held 13 meetings.

     The EXAMINING AND AUDIT COMMITTEE oversees the operation of a comprehensive system of internal controls to ensure the integrity of the Corporation's financial reports and compliance with laws, regulations and corporate policies and monitors communication with external auditors and bank regulatory authorities. The Committee is composed of Joseph A. Baute, Chair, Tenley E. Albright, James I. Cash, Jr. and John M. Kucharski. During 1995, the Committee held 8 meetings.

     The EXECUTIVE COMPENSATION COMMITTEE oversees the compensation system for the Corporation's executive officers and non-management directors. The Committee consists of Robert E. Weissman, Chair, I. MacAllister Booth, Nader F. Darehshori, Charles F. Kaye, Charles R. LaMantia and Bernard W. Reznicek. During 1995, the Committee held 5 meetings.

     The NOMINATING COMMITTEE, which held 2 meetings during 1995, is composed of I. MacAllister Booth, Chair, Marshall N. Carter, David B. Perini, Dennis J. Picard and Alfred Poe. The Committee recommends nominees for directors of the Corporation and the Bank. In carrying out its responsibility of finding the best qualified directors, the Committee will consider proposals from a number of sources, including recommendations for nominees submitted upon timely written notice to the Secretary of the Corporation by stockholders.

COMPENSATION OF DIRECTORS

     Directors who are also officers of the Corporation receive no compensation for serving as directors or as members of committees. Directors who are not employees of the Corporation or the Bank received an annual retainer of $22,000, payable in shares of the Common Stock of the Corporation or in cash, plus a fee of $1,250 for each meeting of the Board of Directors and each committee meeting attended, as well as travel accident insurance and reimbursement for travel expenses, for the period April 1995 through March 1996. In 1995, all outside directors received their annual retainer in Common Stock.

     Under a plan effective January 1, 1995, non-employee directors with at least five years' service are eligible for a retirement benefit equal to their annual retainer at retirement, payable monthly for a period equal to the length of service of the director on the Board up to a maximum of ten years. No retirement benefits were paid in 1995.

BENEFICIAL OWNERSHIP OF SHARES

MANAGEMENT

     The table below sets forth the number of shares of Common Stock of the Corporation beneficially owned by each nominee for Class III Director, the Class I and Class II Directors, the chief executive officer and the four other most highly compensated executive officers and by those persons and other executive officers as a group as of the close of business on February 1, 1996. None of the nominees, directors or executive officers owned beneficially as much as 1% of the outstanding shares of Common Stock. The nominees, directors and executive officers in the aggregate beneficially owned 1.2% of the Corporation's Common Stock.

                                             AMOUNT AND NATURE
                                             OF BENEFICIAL
     NAME                                    OWNERSHIP
     ---------------------------------------------------------

     Tenley E. Albright, M.D.                     7,223(1)
     A. Edward Allinson                          90,000(2)
     Joseph A. Baute                              6,751(3)
     I. MacAllister Booth                         4,110
     Dale L. Carleton                            66,927(2)
     Marshall N. Carter                         118,800(2)
     James I. Cash, Jr.                           3,394
     Truman S. Casner                             5,716(4)
     Nader F. Darehshori                          4,716
     Arthur L. Goldstein                            504
     Charles F. Kaye                             29,944
     John M. Kucharski                            3,008
     Charles R. LaMantia                          2,274(5
     Nicholas A. Lopardo                        107,010(2)(6)
     David B. Perini                             16,528
     Dennis J. Picard                             4,056
     Alfred Poe                                   1,144
     Bernard W. Reznicek                          4,358
     David A. Spina                             356,972(2)(7)
     Robert E. Weissman                           5,394

     All of the above and other
     executive officers as a group(25 persons   978,646(2)(5)(6)
___________________

(1) Includes 3,199 shares held in trust for a family member pursuant to a trust of which Dr. Albright is a co-trustee and 1,100 shares owned by a family member with respect to which she disclaims beneficial ownership.

(2) Includes shares which may be acquired within 60 days through the exercise of stock options as follows: Mr. Allinson, 80,000; Mr. Carleton, 42,772; Mr. Carter, 110,600; Mr. Lopardo,
101,422; Mr. Spina, 132,000, and the group, 572,042.

(3) Includes 200 shares owned by a member of Mr. Baute's family with respect to which he disclaims beneficial ownership.

(4) Includes 2,000 shares with respect to which Mr. Casner shares voting and investment power.


(5) Includes shares in which voting power is shared as follows: Dr. LaMantia, 500, and the group, 1,930.

(6) Includes 5,488 shares owned by a member of Mr. Lopardo's family with respect to which he disclaims beneficial ownership.

(7) Includes 20,000 shares owned by a member of Mr. Spina's family with respect to which he disclaims beneficial ownership.

OTHER STOCK OWNERSHIP

     The information below indicates the only person known to the Corporation to be the beneficial owner of more than 5 percent of the Corporation's Common Stock based on Schedule 13G filed by Cooke & Bieler, Inc. with the Securities and Exchange Commission, reflecting its shareholdings as of December 31, 1995.

                                         Shares
 Name and Address                     Beneficially       Percent
of Beneficial Owner                      Owned           of Class
-----------------------------------------------------------------
Cooke & Bieler, Inc.                 4,883,000(1)          5.9%
1700 Market Street
Philadelphia, PA 1910
_____________

1) Cooke & Bieler, Inc., an investment advisor, has sole power to vote or direct the vote of 3,912,300 of such shares and sole power to dispose or to direct the disposition of 4,775,500 of such shares.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors to file initial reports of ownership and reports of changes in ownership of the Common Stock of the Corporation with the Securities and Exchange Commission ("SEC"). Executive officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms which they file.

     Based on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that in 1995 all Section 16(a) filing requirements applicable to its executive officers and directors were met.

CERTAIN TRANSACTIONS

     During 1995 certain directors and executive officers of the Corporation and the Bank, and various corporations and other entities associated with such directors, were customers of the Bank and its affiliates and had ordinary business transactions with the Bank. The transactions include loans and commitments made in the ordinary course of the Bank's business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated persons with no more than normal risk of collection. The Bank and other subsidiaries of the Corporation have used products or services of Dun & Bradstreet with which Mr. Weissman, a director, is associated. Additional transactions of this nature may be expected to take place in the ordinary course of business in the future. Ropes &
Gray, a law firm of which Mr. Casner is a partner, was retained by the Corporation to handle certain legal matters during the past year. It is anticipated that the firm will continue to provide legal services in the current year.

     No executive officer of the Corporation is allowed to borrow from the Bank other than through the use of a reserve account with limits of up to $20,000 as allowed by Massachusetts law and at the same interest rate paid by the public.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Corporation's Executive Compensation Committee are I. MacAllister Booth, Nader F. Darehshori, Charles
F. Kaye, Charles R. LaMantia, Bernard W. Reznicek and Robert E. Weissman, Chair. No present or former officer of the Corporation or the Bank served as a member of the Committee. Furthermore, no executive officer of the Corporation served as a director of any entity of which an executive officer served on the Corporation's Board or the Committee.

EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and long term compensation paid by the Corporation and its subsidiaries, including the Bank, with respect to 1995, 1994 and 1993 to the chief executive officer and the four other most highly compensated executive officers of the Corporation (the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE
                                                      LONG TERM
                      ANNUAL COMPENSATION            COMPENSATION
                      -------------------            -------------
                                                     AWARDS   PAYOUTS
                                                    --------  -------
                                            OTHER   SECURITIES        ALL
                                            ANNUAL  UNDERLYING        OTHER
                                            COMPEN- OPTIONS/  LTIP    COMPEN-
NAME AND                    SALARY  BONUS   SATION  SARS      PAYOUTS SATION
PRINCIPAL POSITION    YEAR   ($)       ($)   ($)     (#)      ($)(1)  ($)(2)
------------------    ----  ------- ------- ------  --------- ------- ------
Marshall N. Carter    1995  750,004 455,627    0     None        0     4,620
Chairman, President   1994  725,004 494,813    0    120,000  985,846   4,620
Chief Executive       1993  643,753 450,000    0     None        0     4,497
Officer

David A. Spina (3)    1995  550,003 267,301    0     25,000      0     4,620
Vice Chairman,        1994  537,503 244,563    0     80,000  684,687   4,620
Treasurer and Chief   1993  493,752 300,000    0     None        0     4,497

Nicholas A. Lopardo(4)1995  450,002 957,251    0     None        0     4,620
Executive Vice        1994  425,002 661,610    0     50,000      0     4,620
President             1993  347,919 470,000    0     None        0     4,497

A. Edward Allinson (5)1995  450,002 283,001    0     None        0     4,620
Executive Vice        1994  450,002 293,250    0     50,000  502,590   4,620
President             1993  450,002 280,000    0     None        0     4,497

Dale L. Carleton      1995  343,752 139,220    0     None        0     4,620
Executive Vice        1994  312,502 142,188    0     50,000  255,889   4,620
President             1993  265,500 160,000    0     None        0     4,497

------------------

(1) Long term compensation payouts reflect performance shares earned in accordance with the attainment of performance targets for the 3 year period, 1992-1994, and paid in cash equal to the fair market value of the Corporation's Common Stock at the end of the performance period.

(2) Reflects the Corporation's contributions to the Salary Savings Program in 1995.

(3) Mr. Spina was elected President and Chief Operating Officer on December 21, 1995.

(4) Includes bonuses from the Corporation's Senior Executives Annual Incentive Plan and from the State Street Global Advisors' Incentive Plan.

(5) Includes compensation received by Mr. Allinson of $100,000 in 1993, $100,750 in 1994 and $100,750 in 1995 as Chairman of Boston Financial Data Services, Inc. which is 50% owned by the Corporation.

     Shown below is information with respect to a grant of stock options to the Named Executive Officer during 1995 pursuant to the 1994 Stock Option and Performance Unit Plan, which is reflected in the Summary Compensation Table on page 10. No other Named Executive Officer received grants, and no stock appreciation rights were granted under the Plan in 1995.

                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   POTENTIAL REALIZABLE
                                                   VALUE AT ASSUMED
                                                   ANNUAL RATES OF STOCK
                                                   PRICE APPRECIATION
                    INDIVIDUAL GRANTS              FOR OPTION TERM (2)

   (a)             (b)         (c)        (d)     (e)      (f)     (g)

                             PERCENT OF
                  NUMBER OF  TOTAL
                  SECURITIES OPTIONS/
                  UNDERLYING SARS
                  OPTIONS/   GRANTED TO  EXERCISE
                  SARS       EMPLOYEES   OR BASE  EXPIRA-
                  GRANTED    IN FISCAL   PRICE    TION
NAME              (#)(1)     YEAR        ($/SH)   DATE   5% ($)   10% ($)
----              -------    ------      -----    ----   ------   --------
David A. Spina(3) 25,000     6.62%       44.00    12/20/05 692,000  1,750,000

____________________

(1) Options become exercisable in 20% installments over a five year period commencing December 31, 1996.

(2) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, as set by the SEC. The actual value, if any, that the Named Executive Officer may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.

(3) Represents options granted to Mr. Spina in lieu of a salary increase upon his promotion to President and Chief Operating Officer.

    Shown below is information with respect to the exercise of stock options to purchase the Corporation's Common Stock by the Named Executive Officers during 1995 and the fiscal year-end value of unexercised options held by the Named Executive Officers granted in prior years under the 1984 Stock Option Plan which expired in 1989, the 1985 Stock Option and Performance Share Plan which expired in 1992, the 1989 Stock Option Plan, the 1990 Stock Option and Performance Share Plan and the 1994 Stock Option and Performance Unit Plan.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                           FISCAL YEAR-END OPTION/SAR VALUES

                                      SECURITIES            VALUE OF
                                      UNDERLYING            UNEXERCISED
                                      UNEXERCISED           IN-THE-MONEY
                                      OPTIONS/SARS AT       OPTIONS/SARS AT
                                      DECEMBER 31, 1995(#)  DECEMBER 31, 1995
                                                            ($)(1)
                    SHARES            --------------------  -----------------
                    ACQUIRED  VALUE
NAME                ON EXER-  REALIZED  EXER-   UNEXER-   EXER-      UNEXER-
                    CISE (#)  ($)(2)    CISABLE CISABLE   CISABLE    CISABLE
----                --------  --------  ------- -------   -------    ---------

Marshall N. Carter    None      0       113,600 118,400   1,949,713  1,946,600

David A. Spina        None      0       132,000  89,000   3,113,500  1,053,000

Nicholas A. Lopardo  13,580   312,797   101,422  40,000   2,988,438    642,500

A. Edward Allinson   26,000   596,641    80,000  40,000   2,033,125    642,500

Dale L. Carleton      None      0        42,772  40,000   1,086,495    642,500


(1) Represents the difference between the exercise price of the stock options and the fair market value of the stock on December 31, 1995 ($45.00).

(2) Represents the difference between the exercise price of the stock options and the fair market value of the stock at the time of the exercise.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE


    The Executive Compensation Committee of the Board of Directors furnishes the following report on Executive Compensation.


POLICY

    State Street combines information technology with banking, trust, investment management and securities processing capabilities to support the investment strategies of our customers worldwide. The Corporation's goal is to be the leading global servicer of financial assets. The Corporation's executive compensation program is designed to attract and retain superior executives, to focus these individuals on achieving the Corporation's objectives and to reward executives for meeting specific short- and long-term performance targets. The compensation program places emphasis on challenging performance goals, business growth and sustainable real growth in earnings per share. Thirteen executives participated in the executive compensation program in 1995. The chairman and chief executive officer, the vice chairman, and executive vice presidents are considered executives for this purpose.

    The Executive Compensation Committee is comprised entirely of independent, non-employee directors. The Committee develops and reviews and, with respect to officer-directors, recommends to the Board of Directors for approval, strategic compensation plans for executives of the Corporation. The plans are designed to align executive compensation with the Corporation's business strategy and to attract and retain high caliber executives. The program provides significant compensation opportunities which are directly related to the achievement of challenging long-term goals and growth in the Corporation's stock price. By including stock-based compensation plans within the compensation strategy, State Street links closely the goals of stockholders and executives.

    The principles of this compensation strategy are applied throughout the Corporation. Since executives of the Corporation have the greatest opportunity to influence long-term performance, a greater proportion of their compensation is linked to the achievement of long-term financial goals and to stock price. Other individuals who manage business units or have corporate functional or staff responsibilities have a significant opportunity to influence the Corporation's results, and a sizable portion of their total compensation is related to the achievement of financial goals of both the unit and the Corporation. In addition to executives, many senior officers who make significant contributions to the Corporation participate in the Corporation's stock option plan. State Street also offers specific bonus opportunities to individuals who have specialized sales, trading or investment responsibilities. Outstanding performance by these specialists is rewarded with bonuses linked directly to the attainment of challenging and measurable business goals.

    The Committee met five times in 1995 and reported its activities to the Board of Directors. In conjunction with its annual comprehensive review of the executive compensation program, the Committee engaged its own independent compensation consultant. The consultant worked for the Committee in reviewing the executive compensation program, reviewing a peer group of public companies with which to compare the Corporation's executive compensation, financial performance and total return to stockholders and considering modifications to existing plans. The Committee, with assistance from the independent consultant, validated a group of companies as a reference group against which to compare compensation practices and competitive levels of compensation. This group includes large U.S. bank holding companies, selected other technology-based companies engaged in servicing businesses and believed to be competing with the Corporation for the same caliber of executive talent, and New England bank holding companies.

    The Committee believes that the Corporation's most direct competitors for executives are not necessarily the same companies that would be included in a peer group established to compare stockholder returns. Therefore, the reference companies used for comparative compensation purposes contain some overlap with, but are not identical to, the companies in the S&P Financial Index used for performance comparison under "Stockholder Return Performance Presentation."

    As a result of its reviews, the Committee determined that the fundamental elements of the compensation plan, salary, bonus, stock options and performance units are well balanced in a program that supports the Corporation's business strategy, provides competitive compensation and creates value for stockholders.

    The elements of the Corporation's executive compensation consist of base salary, annual bonus, performance units and stock options. These are complementary components where salary and bonus reflect one year results, performance units reflect two year results and stock options reflect long-term stock price appreciation. The Executive Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded in 1995 to the Corporation's Chief Executive Officer, Mr. Carter, are discussed below.


BASE SALARIES

    Base salaries for executives are determined by evaluating the responsibilities of the position, the strategic value of the position to State Street, and the experience of the individual. No specific formula is used to set base salaries. The Committee determined that it is appropriate for executive salary levels to be near the median of the reference group.

    Annual salary adjustments are determined by evaluating the performance of the Corporation and of each executive and by taking into account each executive's responsibilities. The Committee also considers the range of salary increases which are awarded to all employees in the Corporation. In reviewing individual performance, the Committee considers the views of Mr. Carter with respect to other executives. Significant salary increases were granted to Mr. Carter and other executives in 1994. After this increase, Mr. Carter's salary was below the median when compared to salaries paid to chairman of the board and chief executive officer positions in the reference group. At the time these increases were approved, the Committee expressed its intent that the increases would cover a two year period, 1994 and 1995. It did reserve the right to review this decision in 1995. With respect to the base salary granted to Mr. Carter for 1995, the Committee reviewed a comparison of base salaries of chief executive officers of other companies, using the group of reference companies, the range of increases granted to individuals at all levels in the Corporation, the increase which had been granted to Mr. Carter in 1994, and the assessment by the Committee and the Board of Mr. Carter's individual performance in 1994. After considering these facts, the Committee and the Board of Directors confirmed the decision to maintain Mr. Carter's salary at $750,000 for 1995.


ANNUAL BONUSES

     The Corporation's executives are eligible for annual cash bonuses under the provisions of the Senior Executives Annual Incentive Plan. At its meeting in December 1994, the Committee established performance targets and maximum bonus awards under the Senior Executives Annual Incentive Plan. The 1995 performance targets were based on return on equity and earnings per share. Each goal was weighted 50%. Performance targets for 1995 were established at a minimum target of 12% return on equity and a maximum target of 18% return on equity.
The earnings per share targets were established at a minimum target of $2.02 and a maximum target of $3.13. The Plan provided that no bonus would be paid for performance below the minimum targets, performance at or above the maximum targets would result in 100% of the bonus being paid, and performance between the minimum and maximum targets would result in a prorated bonus being paid, subject in each case to reduction by the Executive Compensation Committee.

     The Plan approved by the Committee further provided that if maximum annual targets are achieved, the award to the chief executive officer would be a maximum of 75% of 1995 salary paid, the award to the vice chairman would be a maximum of 60% of salary paid, and the award to other participants would be a maximum of 50% of 1995 salary paid.

     At its meeting in February 1996, the Committee reviewed information supplied by the Corporation's independent auditors and certified that the Corporation achieved a 16.7% return on equity and earned $2.95 per share in 1995. This equates to 78% of the maximum potential bonus award for the return on equity target and 84% of the maximum potential bonus award for the earnings per share target. The Committee approved a bonus for Mr. Carter equal to 61% of his 1995 salary paid. Bonuses to the other participants in the plan who received bonuses averaged 42% of the total 1995 salaries paid to those receiving bonuses.

          The Committee believes that growth in earnings per share representing an 18% return on equity is an appropriate target for maximum bonus attainment. It would place State Street's performance among the top performers of comparable companies, would provide a very competitive return for stockholders and leave management with the flexibility to make long-term expenditures and investments that will foster continued growth in the business. The most recent survey reviewed by the Committee reflected year-end 1994 performance of the 15 reference companies, of which 10 are bank holding companies. For the five year period 1990-1994, the average return on equity for these companies was 16.0% and the median was 16.1%. The average return on equity for the bank holding companies in the reference group was 12.6% and the median was 12.3%. Among bank holding companies in the reference group, 20% achieved a five year average return on equity of greater than 18% and 50% generated a five year average return on equity of less than 12%. The five year average return on equity for State Street, as restated for the January 31, 1995 acquisition of Investors Fiduciary Trust Company, was 17.5%.

     At its meetings in December 1995, the Committee adopted and established 1996 performance targets for the Senior Executives Annual Incentive Plan. This Plan was approved by stockholders at the 1995 annual meeting and provides that corporate achievement of two targets will determine whether, and the extent to which, a participant earns a bonus award. The targets are based on return on equity and earnings per share. Each target is specified as a range. No bonus will be paid for performance below minimum targets. Performance at or above the maximum targets will result in 100% of the bonus being paid and performance between the specified targets will result in a prorated bonus being paid, subject in each case to reduction by the Executive Compensation Committee.

     If maximum targets are achieved, the maximum award to the chief executive officer will be 75% of the current year's salary paid, the maximum award to the president and chief operating officer will be 60% of current year's salary paid and the maximum award to all other participants will be 50% of current year's salary paid. The maximum bonus payable to any single participant is limited to $1.5 million.

     All awards will be made in cash after certification by the Executive Compensation Committee that the established performance goals have been met.

PERFORMANCE UNITS

     Performance units represent a contingent right to a cash payment, based on the price of the Corporation's stock, in the event the Corporation meets specified performance goals over a specified time period following the grant. Performance units have been granted to the Corporation's executives once every two years or at the time an officer joined the executive group. The size of the grants is determined based on a target level of long-term incentive opportunity near the median for companies in the reference group.

     Under the 1994 Stock Option and Performance Unit Plan, which was approved by stockholders at the 1994 annual meeting, performance units will be granted every two years and will have a measurement period of two years. The performance measures used for determining the number of shares earned include one or more of an earnings per share target, a return on equity target, and a total return to stockholders target.


     In December 1993, executives were granted performance units by the Board of Directors having a nominal value at the time of grant equal to between 46% and 166% of annual salary and bonus. This is equivalent to 23% to 84% on an annual basis. The size of the grants was determined based upon data supplied by the independent compensation consultant and represents long-term incentive opportunity which is near the median for companies in the reference group. The December 1993 grant included 30,000 performance units granted to Mr. Carter. These grants have a two-year performance period for the years 1995 and 1996.

     At its meeting in December 1994, the Committee established performance targets for the 1995-1996 performance period for these performance units. Forty percent of the performance units granted are tied to a return on equity target, 40% of the performance units granted are tied to an earnings per share target and 20% of the performance units granted are tied to a total return to stockholders target. Minimum and maximum targets have been established for return on equity and earnings per share. For the return on equity target, performance for each of the two years 1995 and 1996 will be averaged to determine achievement of the target. A minimum and maximum earnings per share target for the two years 1995 and 1996 combined has been established. In each case no units will be earned for performance below the minimum target. Performance at or above the maximum target will result in 100% of the units being earned, and performance between the minimum and maximum targets will result in a prorated percentage of units being earned. For the total return to stockholders target, the Committee has determined levels of performance at which 0%, 50% and 100% of the units will be earned. Performance achieved in each year of the two-year period will be averaged to determine the number of performance units earned. Therefore, if in 1995 the Corporation achieves the 50% level of performance and in 1996 it achieves the 100% level of performance, 75% of the performance units which are tied to this measure will be earned.

     At the end of the two year performance period, December 31, 1996, a cash payment will be calculated based on the number of performance units earned times the market value of the Corporation's common stock at the end of the performance period. For this purpose, market value is defined as the value of a share of common stock equal to the average daily high and low prices on the last ten days of the performance period. In this way, the potential value of the performance units relates directly to both corporate financial performance in determining how many units are earned and stock price appreciation in determining the cash value of the shares earned.

STOCK OPTIONS

     Stock options are granted to executives every two years or at the time an officer joined the executive group. Stock options were granted to the executive group in December 1994 and are scheduled to be granted again in

 December 1996. The size of the 1994 grants was determined based upon a target level of long-term incentive opportunity which is near the median for companies in the reference group. In targeting long-term incentive opportunity, the Committee relied upon data supplied by the independent compensation consultant, which took into account the performance units which had been granted in 1993. Mr. Carter was granted options to purchase 120,000 shares and Mr. Spina was granted options to purchase 80,000 shares. In December of 1995, the Board of Directors elected Mr. Spina President and Chief Operating Officer of the Corporation. In conjunction with this promotion, the Board granted Mr. Spina options to purchase 25,000 additional shares.

     The exercise price of options is equal to the market price of the shares at the time of the grant and the options become exercisable in equal installments over a five-year period.

     Since the stock options are granted at market price, the value of the stock options is wholly dependent upon an increase in the Corporation's stock price. It is the policy of the Committee not to reset option exercise prices once they have been established. Because the Committee views stock option grants as a part of the executive's total compensation package for the period covered by the grant, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.


TAX LAW

     Section 162(m) of the Internal Revenue Code limits the Corporation's federal income tax deduction to $1,000,000 per year for compensation to any of its five highest paid executive officers. Performance-based compensation is not, however, generally subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. The Committee reviewed all elements of the program against the standards for qualifying for the tax deduction, and awards under the 1994 Stock Option and Performance Unit Plan and the Senior Executives Annual Incentive Plan which have been designed to qualify for the performance-based deduction. A portion of Mr. Lopardo's bonus under the State Street Global Advisors' Incentive Plan did not qualify for the federal income tax deduction by reason of Section 162(m).


CONCLUSION

     Through the programs described above, the Corporation's executive compensation is linked directly to the Corporation's performance, growth in stockholder value and each executive's contribution to those results. As the Corporation's business changes, particularly in light of its efforts to expand globally, and with the increasingly competitive and complex business and regulatory environment, the continuing assessment of the compensation structure and goals is required to assure that compensation incentives remain consistent with stockholder interest and closely tied to continuing growth in stockholder value.


                                     Submitted by,

                                     I. MacAllister Booth
                                     Nader F. Darehshori
                                     Charles F. Kaye
                                     Charles R. LaMantia
                                     Bernard W. Reznicek
                                     Robert E. Weissman, Chair

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total stockholder return on the Corporation's Common Stock to the cumulative total return of the S&P 500 Index and the S&P Financial Index for the period of five fiscal years commencing December 31, 1990 and ended December 31, 1995, assuming $100 invested in the Corporation's Common Stock and in each index and assuming reinvestment of dividends. The S&P Financial Index is a publicly available measure of 65 of the Standard & Poor's 500 companies, representing 33 banking companies, 17 insurance companies and 15 financial services companies.












                     [PERFORMANCE GRAPH]















                     1990     1991     1992     1993     1994     1995
                     ----     ----     ----     ----     ----     ----
State Street Boston
Corporation
Total Return          100      187      258      224      174      278

S&P 500 Index
Total Return          100      130      140      155      157      215

S&P Financial Index
Total Return          100      151      186      207      199      307



                          RETIREMENT BENEFITS

     As of January 1, 1990, the benefit formula under the Corporation's defined benefit plan (the "Retirement Plan") was changed to a cash balance formula. An account balance was established for each participant equal to the then present value of the participant's benefit earned to date. Each year this account balance is increased by interest at a specified rate and a contribution credit equal to a percentage of the participant's base salary for the calendar year exclusive of overtime, bonuses or other extraordinary benefits or allowances. The percents of base salary are 4.0% for the first year of participation increasing to 11.25% for the thirtieth year, and zero thereafter. Employees who were participants on December 31, 1989 will receive the greater of their account balance or the benefit derived from the "grandfathered" formula if the participant retires from the plan. The grandfathered formula, based on 30 years of service, is equal to a benefit of 50% of final average pay minus 50% of the estimated Social Security benefit. For periods of service of less than 30 years, the benefit is reduced pro rata.

     Employees are enrolled in the Retirement Plan following the completion of one year of service and attainment of the age of 21.
The normal retirement age is 65, although earlier retirement options are available. The Retirement Plan has a five-year vesting provision, and participants who are vested will receive their account balance or annuity equivalent if they leave the employ of the Corporation or the Bank before retirement.

     Under federal law, an employee's benefits under a qualified retirement plan are limited to certain maximum amounts. On October 1, 1987, the Corporation adopted a supplemental retirement plan, as amended (the "1987 Supplemental Plan") to supplement the benefits under the Retirement Plan by payment of additional retirement benefits out of general funds of the Corporation. Each of the Named Executive Officers is included in the 1987 Supplemental Plan. The 1987 Supplemental Plan provides for the funding through a trust of retirement benefits following a change of control. The trust is currently unfunded.

     Effective as of January 1, 1995 the Corporation adopted a supplemental defined benefit pension plan (the "1995 Supplemental Plan") to provide certain key employees with competitive retirement benefits and encourage the continued employment of such employees with the Corporation. The 1995 Supplemental Plan provides for the payment of additional annual benefits upon retirement at age 65 (or a proportionately reduced amount in the event of retirement on or after the age of 55 but prior to the age of 65), calculated as a straight life annuity, equal to 50% of such participant's final average earnings (highest average of any 5 consecutive years' earnings, as defined therein, during the last 10 years of employment) less annual benefits paid to such participant from the Retirement Plan, the 1987 Supplemental Plan and other retirement income payable to such participant under other plans of the Corporation or other of the participant's employers. Such benefits are subject to forfeiture in the event that the participant's employment with the Corporation terminates for any reason prior to reaching age 55 or completing 10 full years of employment with the Corporation. In addition, such benefits shall terminate if the participant engages in certain competitive activities within two years of termination.

     Under an agreement dated March 5, 1992, Mr. Carter will receive an additional pension contribution as a percent of base compensation calculated as if a contribution had been made to the Retirement Plan of 7.50% in the first year and 3.75% in each of the next 15 years. In addition, the Carter Letter Agreement (as defined below) provides, among other things, that the forfeiture and termination provisions relating to the 1995 Supplemental Plan will be deemed inapplicable in the event that (i) Mr. Carter's employment is terminated for reasons other than voluntary resignation, death or malfeasance before July 23, 2001 and (ii) he is not eligible for the severance benefits set forth in the change of control arrangements described below. See - "Termination of Employment and Change of Control Arrangements".



Final average earnings include annual base salary plus any annual cash incentive compensation awards only. As of December 31, 1995, the credited years of service for each of the Named Executive Officers were as follows: Mr. Carter, 3; Mr. Spina, 22; Mr. Lopardo, 7; Mr. Allinson, 11, and Mr. Carleton, 16. Current compensation covered by the Retirement Plan as of December 31, 1995 for each of the Named Executive Officers was as follows: Mr. Carter, $1,244,800; Mr. Spina, $794,600; Mr.
Lopardo, $1,111,610; Mr. Allinson, $642,500, and Mr. Carleton,
$467,200.

     The estimated annual aggregate benefits (which are not subject to a deduction for Social Security), assuming a single life annuity, payable upon normal retirement under the final average pay formula to the Named Executive Officers assuming each continues to be employed by the Corporation until age 65 at his annual base salary and cash incentive compensation at December 31, 1995 are as follows: Mr. Carter, $622,400; Mr. Spina, $397,300; Mr. Lopardo, $555,805; Mr. Allinson, $321,250, and
Mr. Carleton, $233,600.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     On October 19, 1995, the Corporation entered into new employment agreements with Messrs. Carter, Spina, Lopardo, Allinson and Carleton which become operative following a change of control of the Corporation, as defined in the employment agreements. The employment agreements continue in effect while the executive officers are employed by the Corporation until December 31, 1997 with provision for automatic renewal commencing December 31, 1996 and remain in effect for a period of two years after a change of control. If the employment of the executive officers are terminated following a change of control, or if Mr. Carter's or Mr. Spina's employment is terminated voluntarily within thirty days of the six month period following a change of control, or within thirty days of the twelve month period following a change of control for the other Named Executive Officers they would become entitled to various benefits under the employment agreements, including payment of three times the executive officers' base salary and bonus, unless the executive officers' employment were terminated by the Corporation for cause or by the executive officers without good reason as defined in the agreement. If the executive officers had been terminated on December 31, 1995, they would have been entitled to receive the following amounts as severance pay: Mr. Carter, $3,616,881; Mr. Spina, $2,451,903; Mr. Lopardo, $4,221,753; Mr. Allinson,
$2,199,003, and Mr. Carleton, $1,467,660. The Corporation will make additional payments in an amount such that after the payment of income and excise taxes, the executive officer will be in the same after tax position as if no excise tax under Section 4999 of the Internal Revenue Code had been imposed. A change of control is defined to include the acquisition of 25% or more of the Corporation's then outstanding stock or other change of control as determined by regulatory authorities, a significant change in the composition of the Board of Directors, merger or consolidation by the Corporation without certain approvals of the Board of Directors, and the sale of a majority of the Corporation's assets.

     In addition, on October 19, 1995, the Corporation entered into a letter agreement with Mr. Carter (the "Carter Letter Agreement") that provides for severance pay equal to two years' salary and bonus if (i) his employment is terminated for reasons other than voluntary resignation, death or malfeasance before July 23, 2001, and (ii) he is not eligible for the severance benefits set forth in the change in control arrangements described above. In such circumstances, for purposes of determining the amount payable to Mr. Carter pursuant to the 1995 Supplemental Plan (i) the forfeiture and termination provisions described above will be deemed inapplicable, and (ii) the benefits otherwise payable thereunder will be reduced by multiplying such amounts by a fraction, the numerator of which is the number of whole calendar months Mr. Carter was employed by the Corporation and the denominator of which is 120. Such payments shall terminate in the event that Mr. Carter becomes employed by one of the top five master trust or custody banks or one of the top five mutual fund

custodians within two years of termination (the "Non-Competition Clause"). The Carter Letter Agreement also provides that in the event of a change in control of the Corporation and termination of Mr. Carter's employment under circumstances which entitle him to receive a severance payment pursuant to the change in control arrangements described above the 1995 Supplemental Plan will be modified in the manner set forth above (except that the Non-Competition Clause will be inapplicable) and Mr. Carter will be provided with a benefit equivalent in value to that which he would receive had his employment with the Corporation continued an additional three years.

             RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Examining and Audit Committee, has selected Ernst & Young LLP as independent auditors for the Corporation for the year ending December 31, 1996. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

                         VOTE REQUIRED

     Consistent with state law and under the Corporation's By-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the 1996 Annual Meeting will be counted by persons appointed by the Corporation to act as tellers for the meeting.

     The six nominees for election as directors at the 1996
Annual Meeting who receive a plurality of the votes properly cast for the election of directors shall be elected directors.

     The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes have any effect in the election of directors.

               PROPOSALS AND NOMINATIONS BY STOCKHOLDERS

     Stockholders who wish to present proposals at the 1997 Annual Meeting of Stockholders for inclusion in the Corporation's proxy material for that meeting must submit such proposals to the Secretary of the Corporation on or before November 12, 1996 for inclusion in the proxy materials circulated by the Board of Directors relating to the 1997 Annual Meeting.



     Pursuant to the By-laws of the Corporation, proposals of business and nominations for directors other than those to be included in the Corporation's proxy statement and form of proxy may be made by stockholders of record entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws. Except as noted below, to be timely a notice with respect to the 1997 Annual Meeting must be delivered to the Secretary of the Corporation no earlier than January 17, 1997 and no later than February 16, 1997 unless the date of the 1997 Annual Meeting is advanced by more than thirty
(30) days or delayed by more


than sixty (60) days from the anniversary date of the 1996 Annual Meeting in which event the By-laws provide different notice requirements. In the event the Board of Directors nominates a New Nominee (as defined) a stockholder's notice shall be considered timely if delivered not later than the 10th day following the date on which public announcement (as defined) is first made of the election or nomination of such New Nominee.
Any proposal of business or nomination should be mailed to:
Secretary, State Street Boston Corporation, 225 Franklin Street, Boston, Massachusetts 02110.

OTHER MATTERS

     The Board of Directors does not know of any other matters which may be presented for action at the meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

     The Board of Directors would like to have you attend the meeting in person. Please, however, mark, date, sign and return the enclosed proxy as promptly as possible in any event. If you attend the meeting, you may nonetheless vote in person by ballot if you desire.




March 12, 1996

[STATE STREET LOGO]

State Street Boston Corporation
225 Franklin Street
Boston, Massachusetts 02101

                               -new page-

PROXY                                                              PROXY


                STATE STREET BOSTON CORPORATION

        ANNUAL MEETING OF STOCKHOLDERS - APRIL 17, 1996

         SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of State Street Boston Corporation (the "Corporation") hereby appoints Susanne G. Clark, Evalyn Lipton Fishbein and Claire A. Fusco (each with power to act without the others and with power of substitution) proxies to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 17, 1996 and at any adjournments thereof, with all the power the undersigned would possess if personally present, and to vote, as designated, all shares of Common Stock of the Corporation which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
RECOMMENDATIONS JUST SIGN AND DATE THE OTHER SIDE; NO BOXES
NEED TO BE CHECKED.


PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
ENCLOSED ENVELOPE

Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.



HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?
________________________________ ________________________________

________________________________ ________________________________

________________________________ ________________________________

________________________________ ________________________________

                             1.  Election of Six Directors:
[ X ] PLEASE MARK VOTES AS IN                          FOR ALL
      THIS EXAMPLE                FOR      WITHHOLD    EXCEPT
                                  [ ]      [ ]         [ ]

Each of these matters is
fully described in the
Notice of and Proxy         T. ALBRIGHT, M. CARTER, N. DAREHSHORI
Statement for the Meeting      C. KAYE, J. KUCHARSKI, B. REZNICEK
receipt of which is hereby
acknowledged.  THE BOARD           If you do not wish your shares
OF DIRECTORS RECOMMENDS THAT       voted "FOR" one or more
YOU GRANT AUTHORITY FOR THE        nominees, mark the "FOR
ELECTION OF DIRECTORS.             ALL EXCEPT" box and strike
THE SHARES REPRESENTED BY          a line through the nominee(s)
THIS PROXY WILL BE VOTED IN        name. Your shares will be
ACCORDANCE WITH THE                voted for the remaining
SPECIFICATIONS MADE.  IF NO        nominee(s).
SPECIFICATION IS MADE, THE
PROXY WILL BE VOTED IN
ACCORDANCE WITH THE BOARD OF
DIRECTORS' RECOMMENDATIONS.
                               2.  In their discretion, the
                                   Proxies are authorized to
                                   vote upon such other business
                                   as may properly come before
                                   the meeting or any
                                   adjournments thereof.
     RECORD DATE SHARES:

              REGISTRATION


Please be sure to sign and date
this Proxy.
                                         Mark box at right if
___________________ Date _____________   comments or address
Stockholder sign here                    change have been    [ ]
                                         noted on the reverse
                                         side of this card.
___________________ Date _____________
Co-owner sign here

-----------------------------------------------------------------
DETACH CARD


                   STATE STREET BOSTON CORPORATION

DEAR STOCKHOLDER:

You are cordially invited to attend the 1996 Annual Meeting of Stockholders of State Street Boston Corporation. The meeting will be held in the Enterprise Room at 225 Franklin Street, Boston, Massachusetts on Wednesday, April 17, 1996, at 10:00 a.m. Your Board of Directors and management look forward to greeting those stockholders able to attend.

The notice of meeting and proxy statement which follow describe the business to be conducted at the meeting. You will be asked to elect six directors. THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT YOU VOTE FOR THE DIRECTORS NOMINATED.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. To be sure that your vote will be received in time, please return the proxy at your earliest convenience.

We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

Sincerely,



Marshall N. Carter
Chairman and Chief Executive Officer